Exhibit 99.1

REVELSTONE CAPITAL ACQUISITION CORP.

PRO FORMA UNAUDITED BALANCE SHEET

DECEMBER 21, 2021

	December 21, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Current Assets
Cash	$1,844,672	-		$1,844,672
Total Current Assets	1,844,672	-		1,844,672
Cash held in Trust Account	151,500,000	15,000,000	(a)	166,650,000
		(300,000	)(c)
		450,000	(e)
Total Assets	$153,344,672	$15,150,000		$168,494,672

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$397,541	-		$397,541
Franchise tax payable	147,945	-		147,945
Related party note payable	189,789	-		189,789
Total Current Liabilities	735,275	-		735,275
Non-current Liabilities
Deferred underwriting commission payable	5,250,000	525,000	(d)	5,775,000
Total Non-current Liabilities	5,250,000	525,000		5,775,000
Total Liabilities	$5,985,275	$525,000		$6,510,275
Commitments and contingencies
Common stock subject to redemption, 15,000,000 and 16,500,000 shares at redemption value of $10.10 per share	151,500,000	15,150,000	(b)	166,650,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Class A Common stock, $0.0001 par value; 180,000,000 shares authorized; none issued and outstanding (excluding 15,000,000 and 16,500,000 shares subject to possible redemption)	—	150	(a)	—
		(150	)(b)
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 and 4,125,000 issued and outstanding	431	(19	)(f)	412
Additional paid-in capital	—	(15,149,850	)(b)	—
		14,999,850	(a)
		(300,000	)(c)
		(525,000	)(d)
		450,000	(e)
		19	(f)
		524,981	(g)
Accumulated Deficit	(4,141,034)	(524,981	)(g)	(4,666,015)
Total Stockholders’ Deficit	(4,140,603)	(525,000)		(4,665,603)
Total Liabilities and Stockholders’ Deficit	$153,344,672	15,150,000		$168,494,672

Note 1—CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Revelstone Capital Acquisition Corp. (the “Company”) as of December 21, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on January 13, 2022, as described below. Company’s sponsor is Revelstone Capital, LLC, a Delaware limited liability company, which we refer to as the Sponsor.

The Company consummated its initial public offering (the “IPO”) of 15,000,000 units (the “Units”) on December 21, 2021. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to an aggregate of 2,250,000 additional Units to cover over-allotments, if any. On January 13, 2022, the Underwriter partially exercised the over-allotment option to purchase an additional 1,500,000 Units (the “Over-Allotment Units”), generating aggregate gross proceeds of $15,000,000 and incurred $300,000 in cash underwriting fees.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 450,000 warrants to purchase Class A Common Stock for $1.00 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment (the “Additional Private Warrants”), generating total proceeds of $450,000 (the “Private Proceeds” and, together with the Over-Allotment Unit Proceeds, the “Proceeds”). The Additional Private Warrants (including the Class A Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, i.e., the initial business combination.

Upon closing of the IPO, sale of the Additional Private Placement Warrants, and the sale of the Over-Allotment Units, a total of $166,650,000 was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, holders of shares of Class B Common Stock, par value $0.0001 (the “Class B Common Stock”) agreed to forfeit up to 562,500 of such shares to the extent that the over-allotment option is not exercised in full by the underwriter. On January 13, 2022, the Underwriter partially exercised the over-allotment option to purchase the Over-Allotment Units and 187,500 shares of the 562,500 Class B Common Stock were forfeited.

Pro forma adjustments to reflect the partial exercise of the Underwriter’s over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in Trust Account	$15,000,000
	Class A common stock		$150
	Additional paid-in capital		$14,999,850
	To record sale of 1,500,000 Overallotment Units at $10.00 per Unit

(b)	Class A common stock	$150
	Additional paid-in capital	$15,149,850
	Class A common stock subject to possible redemption		$15,150,000
	To record Class A common stock out of permanent equity into mezzanine redeemable shares

(c)	Additional paid-in capital	$300,000
	Cash held in Trust Account		$300,000
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	$525,000
	Deferred underwriting commission payable		$525,000
	To record additional Deferred underwriting commission payable arising from the sale of Over-allotment Units

(e)	Cash held in Trust Account	$450,000
	Additional paid-in capital		$450,000
	To record sale of 450,000 Private Warrants

(f)	Class B Common stock	19
	Additional paid-in capital		19
	To reflect forfeiture of 187,500 Class B common stock

(g)	Accumulated Deficit	$524,981
	Additional paid-in capital		$524,981
	To reclassify accumulated loss from Additional paid-in capital to Accumulated Deficit